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                                  EXHIBIT 10(i)

                                 AMENDMENT NO. 5
                                       TO
                               METATEC CORPORATION
                             1990 STOCK OPTION PLAN


         The Metatec Corporation 1990 Stock Option Plan, as previously amended by Amendment No. 1 dated May 1, 1992, Amendment No. 2 dated February 22, 1993, Amendment No. 3 dated March 21, 1994, and Amendment No. 4 dated October 26, 1995 (collectively, the "Plan"), is hereby amended pursuant to the following provisions:

Section 1. Definitions.

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

Section 2. Nonqualified Options - Termination of Relationship.

         Section 5(c)(v) of the Plan is hereby amended to read in its entirety as follows:

                  Except as provided in Section 9, below, if the Grantee ceases to be an officer or employee of the Company or any of its subsidiary corporations or a director of a subsidiary corporation of the Company by reason of his death, disability, retirement, resignation, replacement, or any other reason, then the Nonqualified Option or any unexercised portion of the Nonqualified Option which otherwise is exercisable shall terminate unless it is exercised within three months after the date the Grantee ceases to be such an officer, employee or director (but in no event after expiration of the original term of the Nonqualified Option); provided that: (A) if the Grantee ceases to be such an officer, employee or director by reason of the Grantee's death, the three-month period shall instead be a one-year period; and (B) the Committee may at any time, in its discretion, extend the termination date of any Nonqualified Option for any length of time up to one year after the date the Grantee ceases to be such an officer, employee or director (but in no event after the expiration of the original term of the Nonqualified Option).

Section 3. Effective Date; Construction.

         The effective date of this amendment is July 16, 1997, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.